                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

/ /  Preliminary Information Statement          / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
/X/  Definitive Information Statement

                         BROADWING COMMUNICATIONS INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     / /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

     / /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

BROADWING COMMUNICATIONS INC.                        NOTICE OF ACTION BY WRITTEN
1122 Capital of Texas Highway South                       CONSENT OF SHAREHOLDER
Austin, Texas 78746
--------------------------------------------------------------------------------

To our Shareholders:

     Broadwing Inc. is the holder of all of the outstanding shares of common stock, $.01 par value, of Broadwing Communications Inc. (the "Company") and has approved in writing the re-election of Richard G. Ellenberger as a director of the Company for a one-year term ending in 2003. The re-election of Mr. Ellenberger as a director shall not become effective until at least 20 days after the mailing of the enclosed Information Statement.

     Your consent is not required and is not being solicited in connection with this action. Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than the unanimous written consent of the eligible voting shareholders of the Company. Pursuant to the Securities Exchange Act of 1934, you are hereby being furnished with an Information Statement relating to this action.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

                                   By Order of the Board of Directors



                                   Jeffrey C. Smith
                                   Secretary


April 30, 2002

                          Broadwing Communications Inc.
                       1122 Capital of Texas Highway South
                               Austin, Texas 78746

                      Information Statement Relating to the
                Election of Richard G. Ellenberger as a Director
                       For a One-Year Term Ending in 2003

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

        The Approximate Date of Mailing of this Information Statement is
                                 April 30, 2002

     This Information Statement is being furnished by Broadwing Communications Inc., a Delaware corporation (the "Company"), to the holders of the Company's 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009, $.01 par value (the "Preferred Shares"), in connection with the election of Richard G. Ellenberger as a director of the Company for a one-year term ending in 2003.

     The director who receives the greatest number of votes is elected to the Board of Directors. Broadwing Inc. ("Broadwing") is the holder of all of the outstanding Common Stock, $.01 par value, of the Company (the "Common Shares") and has consented in writing to the election of Richard G. Ellenberger as a director for a one-year term ending in 2003. Broadwing's approval constitutes over 90% of the votes entitled to be cast on the election of Mr. Ellenberger as a director. Mr. Ellenberger has served as the sole director of the Company since November 9, 1999.

     Accordingly, all corporate actions necessary to elect Mr. Ellenberger as a director for a one-year term ending in 2003 have been taken. Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, the re-election of Mr. Ellenberger as a director shall not become effective until at least 20 days after the Company has mailed this Information Statement to the holders of the Preferred Shares.

     The Company has asked brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of the Preferred Shares held of record by such persons. The Company will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

     The executive offices of the Company are located at 1122 Capital of Texas Highway South, Austin, Texas 78746. All holders of record of the Preferred Shares at the close of business on March 5, 2002 will receive this Information Statement.

                                VOTING SECURITIES

     The Company's Board of Directors has fixed the close of business on March 5, 2002, as the record date (the "Record Date") for the determination of shareholders entitled to vote. As of the Record Date, 500,000 Common Shares and 395,120 Preferred Shares were entitled to vote. The Company's parent, Broadwing Inc. ("Broadwing") owns 100% of the Common Shares and is entitled to one vote for each Common Share. Preferred shareholders are entitled to one-tenth of one vote for each Preferred Share owned on the Record Date. The Preferred Shares vote with the Common Shares as one class.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The Company is not aware of any directors or officers that own any equity securities of the Company. The Company has only limited information concerning the beneficial ownership of the Preferred Shares because substantially all of the Preferred Shares are registered in the name of nominees.

     The following table sets forth certain information as of the record date regarding the only shareholder of the Company known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities:

                                                  Amount and
                                                  Nature of      Percent
  Title of Class      Name and Address of         Ownership      of Class
  --------------      -------------------         ---------      --------
                      Beneficial Owner
                      -----

  Common Shares       Broadwing Inc.              500,000          100%
                      201 East Fourth Street
                      P.O. Box 2301
                      Cincinnati, Ohio 45201



                               BOARD OF DIRECTORS

GENERAL INFORMATION

     The Board of Directors of the Company (the "Board") is responsible for establishing broad corporate policies and for the overall performance of the Company. On November 9, 1999, Mr. Ellenberger became the sole member of the Board. As the Chief Executive Officer of the Company, Mr. Ellenberger is involved in day-to-day operating details and is also kept informed of the Company's business by various operating and financial reports and documents.

     Since the Company has one director, the Board does not ordinarily hold official meetings. The sole director takes action by written consent in lieu of meeting whenever needed. The Company does not have any Board committees.

     In 2001, the Board did not hold any meetings.

COMPENSATION OF DIRECTORS

     Mr. Ellenberger does not receive any separate compensation for serving on the Board of the Company.


SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

     The Company is not aware of any directors or named executive officers that own any equity securities of the Company. The following table sets forth the beneficial ownership of common shares of Broadwing as of March 5, 2002 by each director and each executive officer named in the Summary Compensation Table on page 7 and by all directors and officers of the Company as a group.





                                               Broadwing Common
                                             Shares Beneficially
                                                 Owned as of
                                                March 5, 2002             Percent of Broadwing Common Shares
                                                -------------             ----------------------------------

Richard G. Ellenberger (a)                          1,043,970                             .48
Kevin W. Mooney (a) (b)                               287,597                             .13
Richard S. Pontin (a)                                 295,810                             .14
Jeffrey C. Smith (a)(c)                               396,995                             .18
Michael R. Jones (a) (d)                              128,265                             .06
Maxine L. Moreau (a)                                  151,243                             .07
All directors and officers as a group               2,516,268                            1.15
(consisting of  9 persons, including
those named above)


-----------

     (a) Includes Broadwing Common Shares subject to outstanding options which are exercisable by such individuals within 60 days. The following options are included in the totals: 868,250 Broadwing Common Shares for Mr. Ellenberger; 212,700 Broadwing Common Shares for Mr. Mooney; 236,800 Broadwing Common Shares for Mr. Pontin; 148,350 Broadwing Common Shares for Ms. Moreau; 127,692 Broadwing Common Shares for Mr. Jones; and 366,647 Broadwing Common Shares for Mr. Smith.

     (b) Includes 210 Broadwing Common Shares held directly by Mr. Mooney or by a person with whom Mr. Mooney has a duty of trust or confidence such as a spouse, parents, children or siblings, but as to which Broadwing Common Shares Mr. Mooney disclaims beneficial ownership.

     (c) Includes 4,400 Broadwing Common Shares held directly by Mr. Smith or by a person with whom Mr. Smith has a duty of trust or confidence such as a spouse, parents, children or siblings, but as to which Broadwing Common Shares Mr. Smith disclaims beneficial ownership.

     (d) Includes 173 Broadwing Common Shares held directly by Mr. Jones or by a person with whom Mr. Jones has a duty of trust or confidence such as a spouse, parents, children or siblings, but as to which Broadwing Common Shares Mr. Jones disclaims beneficial ownership.

                              ELECTION OF DIRECTORS

     The Board of the Company presently consists of one director, Richard G. Ellenberger, Chief Executive Officer of the Company, and Chairman of the Board and Chief Executive Officer of Broadwing. The director is elected for a one-year term. The Board has nominated Mr. Ellenberger, who is an incumbent director, as a director, to serve until his successor is elected and qualified. Broadwing has approved the election of Mr. Ellenberger as a director for a one-year term ending in 2003 and until his successor is duly elected and qualified.

     For Mr. Ellenberger, there follows a brief listing of his principal occupation during at least the past five years, other major affiliations and his age on the date of this Information Statement.

                                    DIRECTOR

     Mr. Ellenberger is currently Chairman and CEO of Broadwing and has been President and Chief Executive Officer of the Company since November 9, 1999; Chief Operating Officer of Broadwing Inc. since July 1, 1998; President and Chief Executive Officer of Cincinnati Bell Telephone Company from 1997-1998. He served as Chief Executive Officer of XLConnect from 1996-1997. He served as President, Business Services of MCI Telecommunications, from 1995-1996; Senior Vice President, Worldwide Sales of MCI Telecommunications, 1994-1995; Senior Vice President, Branch Operations of MCI Telecommunications, 1993-1994; and Vice President, Southeast Region of MCI Telecommunications, 1992-1993. Age 49.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The Company currently does not have a compensation committee. Mr. Ellenberger, the sole director of the Company, is responsible for administering executive compensation policies for the officers of the Company, other than for the named executive officers who are also officers of Broadwing Inc. The Broadwing Compensation Committee administers the compensation of Messrs. Ellenberger, Mooney and Smith. In 2001, Broadwing paid the compensation of Messrs. Ellenberger, Mooney and Smith, and the Company paid the compensation of Mr. Pontin, Ms. Moreau and Mr. Jones.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program consists of three elements: base salary, annual incentive compensation and long term incentive compensation and targets each executive's total direct compensation to be competitive with the revenue adjusted median of the marketplace, using information from general industry, telecommunications and high-technology surveys conducted by outside consultants.

     BASE SALARIES. Base salaries have been established at ranges that are comparable to similar positions at other companies based upon the Company's market data. The Company intends to adjust salaries based upon individual performance and upon the results of the Company's market data. The salaries of the named executive officers appear in the "Summary Compensation Table."

     ANNUAL INCENTIVES. The annual incentives of the named executive officers, other than Ms. Moreau and Mr. Jones, were determined by the Broadwing Compensation Committee. The annual incentives of Ms. Moreau and Mr. Jones were determined by the Company. The annual bonuses of the named executive officers appear in the "Summary Compensation Table."

     LONG TERM INCENTIVES. The long term incentives of the named executive officers of the Company include stock options, restricted stock and performance unit awards under Broadwing's benefit plans. The stock option grants to the named executive officers are shown in the "Grants of Stock Options" table.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. In 2001, Mr. Ellenberger served in the capacity of Chief Executive Officer of the Company. He has served as the President and Chief Executive Officer of Broadwing since March 1, 1999. Mr. Ellenberger is compensated by Broadwing as set forth in the "Summary Compensation Table."

     COMPENSATION LIMITATION. Section 162(m) of the Internal Revenue Code (the "Code") generally limits the available deduction to the Company for compensation paid to any of the Company's named executives to $1,000,000, except for performance-based compensation that meets certain technical requirements. Mr. Ellenberger and the Broadwing Compensation Committee desire to maximize the amount of compensation expense that is deductible by the Company when it is appropriate and in the best interests of the Company and its shareholders. However, compensation decisions will continue to be based primarily on the extent to which performance goals have been achieved and on the effectiveness of each type of compensation for incenting results.

     Sole Director:

     Richard G. Ellenberger

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company currently does not have a compensation committee. Mr. Ellenberger, the Chief Executive Officer of the Company, is also the sole director of the Company. During 2001, Mr. Ellenberger, in his capacity as the sole director of the Company, made decisions concerning executive officer compensation, other than for Messrs. Mooney and Smith. During 2001, Mr. Pontin, the President and Chief Operating Officer of the Company, made decisions concerning Ms. Moreau's and Mr. Jones' compensation.

                             EXECUTIVE COMPENSATION

I.   SUMMARY COMPENSATION TABLE

     The following table shows the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company or any of its subsidiaries (plus Mr. Pontin who separated from employment in 2001) for services to the Company during fiscal year 2001, as well as their compensation for each of the fiscal years ending December 31, 2000 and December 31, 1999. Mr. Ellenberger served as a director of the Company but received no separate compensation in that capacity. All compensation for Messrs. Ellenberger, Mooney and Smith is paid by Broadwing and not the Company. A portion of Broadwing's expenses are passed through to the Company as part of an overall management fee charged by Broadwing.


------------------------- -------------------------------------- --------------------------------------- --------------
                                                                         LONG-TERM COMPENSATION
                                                                 ---------------------------------------
                                                                           AWARDS             PAYOUTS
                                                                 --------------------------- -----------
                                   ANNUAL COMPENSATION            RESTRICTED    SECURITIES   LONG-TERM
                                                  OTHER ANNUAL      STOCK       UNDERLYING   INCENTIVE     ALL OTHER
    NAME AND                  SALARY      BONUS    COMPENSATION     AWARD(S)    OPTIONS/SARS   PAYOUTS    COMPENSATION
    PRINCIPAL        YEAR       $           $            $          ($) (n)         (#)          ($)         ($) (a)
    POSITION
------------------        ------------ ---------- -------------- ------------- ------------- ----------- --------------
Richard G.         2001      $802,885   $675,000            (b)        $    0     1,000,000    $322,189        $ 6,800
Ellenberger        2000      $700,000   $610,000            (b)  $ 800,000(c)        98,100       $   0        $ 6,832
President and      1999      $550,000   $576,000            (b)  $5,025,000(d)    2,028,000       $   0           $  0
Chief Executive
Officer
------------------ ------ ------------ ---------- -------------- ------------- ------------- ----------- --------------
Kevin W. Mooney    2001      $415,385   $225,000            (b)        $    0       750,000     $89,136         $6,800
Chief Operating    2000      $320,000   $320,000            (b)  $ 410,000(e)        20,000       $   0        $17,631
Officer            1999      $226,640   $240,000            (b)  $ 837,500(f)       815,700       $   0         $6,400

------------------ ------ ------------ ---------- -------------- ------------- ------------- ----------- --------------
Richard S. Pontin  2001   $400,000(g)   $ 350,000           (b)        $    0        80,000       $   0        $27,217
President and      2000      $300,000   $350,000            (b)  $ 400,000(h)        25,000       $   0        $17,246
Chief Operating    1999      $190,320   $208,000            (b)  $1,190,375(i)      669,900       $   0        $ 1,820
Officer-

------------------ ------ ------------ ---------- -------------- ------------- ------------- ----------- --------------
Jeffrey C. Smith   2001      $277,885   $150,000            (b)        $    0    400,000(j)       $   0        $14,836
Chief Human        2000      $222,115   $183,000            (b)  $ 275,000(k)        20,000       $   0         $6,800
Resources          1999      $207,904   $106,083            (b)        $    0       100,400       $   0        $ 6,200
Officer, General
Counsel and
Secretary

------------------ ------ ------------ ---------- -------------- ------------- ------------- ----------- --------------
Maxine L. Moreau   2001      $221,923   $189,750            (b)            $0       75,000        $   0         $6,800
Chief Services     2000      $199,602   $133,200            (b)   $200,000(l)       20,000        $   0         $6,800
Officer            1999      $189,652   $107,666            (b)       $     0      159,468        $   0         $6,200

------------------ ------ ------------ ---------- -------------- ------------- ------------- ----------- --------------
Michael R. Jones   2001      $227,308   $139,699            (b)       $     0       140,000       $   0         $6,800
Chief Technology   2000      $181,086   $181,086            (b)   $220,000(m)       122,450       $   0         $6,800
Officer            1999      $128,914   $128,914            (b)       $     0        85,304       $   0        $ 6,342

------------------ ------ ------------ ---------- -------------- ------------- ------------- ----------- --------------


     (a) Represents Broadwing contributions to defined contribution savings plans and to the Executive Deferred Compensation Plan described on page 12.

     (b) Does not include the value of perquisites and other personal benefits because the total amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for the year.

     (c) Broadwing awarded Mr. Ellenberger a restricted stock grant of 32,570 common shares, with restrictions lapsing for 50% of the shares on December 13, 2001 and for the remaining 50% on December 13, 2002. The value of these shares as of December 31, 2001, based on the average of the high and low price of the common shares on the NYSE on such date, was $302,412.

     (d) Broadwing awarded Mr. Ellenberger a restricted stock grant of 300,000 common shares, with restrictions lapsing for 25% of such shares on each of December 31, 1999, December 31, 2000 and December 31, 2001, and December 31, 2002. The value of these shares as of December 31, 2001, based on the average of the high and low price of the common shares on the NYSE on such date, was $2,785,500.

     (e) Broadwing awarded Mr. Mooney a restricted stock grant of 16,693 common shares, with restrictions lapsing for 50% of the shares on December 13, 2001 and for the remaining 50% on December 13, 2002. The value of these shares as of December 31, 2001, based on the average of the high and low price of the common shares on the NYSE on such date, was $154,945.05.

     (f) Broadwing awarded to Mr. Mooney a restricted stock grant of 50,000 common shares, with restrictions lapsing for all of the shares on December 31, 2002. As of December 31, 2001, the value of the 50,000 shares awarded under each such grant, based on the average of the high and low price of the common shares on the NYSE on such date, was $464,250.

     (g) $18,461.54 of this amount represents payments made subsequent to separation of employment.

     (h) Broadwing awarded to Mr. Pontin a restricted stock grant of 16,285 common shares, with restrictions lapsing for 50% of the shares on December 13, 2001 and for the remaining 50% on December 13, 2002. The value of these shares as of December 31, 2001, based on the average of the high and low price of the common shares on the NYSE on such date, was $151,206.23.

     (i) Broadwing awarded Mr. Pontin a restricted stock grant of 53,500 common shares, with restrictions lapsing for 25% of such shares on the first anniversary of the grant and each anniversary thereafter. The value of these shares as of December 31, 2001, based on the average of the high and low price of the common shares on the NYSE, on such date, was $496,748.

     (j)This total represents the annual grant of 315,000 stock options and 85,000 stock appreciation rights ("SARs").

     (k) Broadwing awarded to Mr. Smith a restricted stock grant of 11,198 common shares, with restrictions lapsing for 50% of the shares on December 13, 2001 and for the remaining 50% on December 13, 2002. The value of these shares as of December 31, 2001, based on the average of the high and low price of the common shares on the NYSE on such date, was $103,973.43.

     (l) Broadwing awarded to Ms. Moreau a restricted stock grant of 8,143 common shares, with restrictions lapsing for 50% of the shares on December 13, 2001 and for the remaining 50% on December 13, 2002. The value of these shares as of December 31, 2001, based on the average of the high and low price of the common shares on the NYSE on such date, was $75,607.76.

     (m) The Company awarded Mr. Jones a restricted stock grant of 8,957 common shares, with restrictions lapsing for 50% of the shares on December 13, 2001 and for the remaining 50% on December 13, 2002. The value of these shares as of December 31, 2001, based on the average of the high and low price of the common shares on the NYSE on such date, was $83,165.75.

     (n) Restricted shares are eligible for dividends, although Broadwing does not pay dividends on its common shares and does not currently foresee the payment of dividends in the future.

II.  GRANTS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS IN LAST FISCAL YEAR

     The Company did not grant stock options to purchase Common Shares in 2001. The following table shows all individual grants by Broadwing of stock options to purchase Broadwing Common Shares granted to the named executive officers of the Company during the fiscal year ended December 31, 2001.


--------------------------- -------------- ----------------- ------------- ------------ -----------------------------------
                              NUMBER OF       % OF TOTAL                                  POTENTIAL REALIZABLE VALUE AT
                             SECURITIES      OPTIONS/SARS                                 ASSUMED ANNUAL RATES OF STOCK
                             UNDERLYING       GRANTED TO                                  PRICE APPRECIATION FOR OPTION
                            OPTIONS/SARS     EMPLOYEES IN    EXERCISE OR                            TERM(b)
                               GRANTED       FISCAL YEAR      BASE PRICE   EXPIRATION     -----------------------------
NAME                           (#)(a)                           ($/SH)        DATE              5%($)             10%($)
--------------------------- -------------- ----------------- ------------- ------------




Richard G. Ellenberger         400,000(c)            2.896%      $22.8438       1/2/11        $5,746,480       $13,762,480
                               600,000(c)            4.343%      $ 9.6450      12/4/11        $3,639,000        $9,225,000

Kevin W. Mooney                100,000(c)            0.724%      $22.8438       1/2/11        $1,436,620        $3,440,620
                               650,000(c)            4.705%      $ 9.6450      12/4/11        $3,942,250        $9,993,750

Richard S. Pontin               80,000(c)            0.579%      $22.8438       1/2/11        $1,149,296        $2,752,496

Jeffrey C. Smith                65,000(c)            0.471%      $22.8438       1/2/11         $ 933,803        $2,236,403
                               250,000(c)            1.810%      $ 9.6450      12/4/11       $ 1,516,250        $3,843,750
                                85,000(d)            0.615%      $25.4063      9/17/09               N/A               N/A

Michael R. Jones                40,000(c)            0.290%      $22.8438       1/2/11          $574,648       $ 1,456,248
                               100,000(c)            0.724%      $ 9.6450      12/4/11          $606,500       $ 1,537,500
                                42,500(d)            .3075%      $25.4063      9/17/09               N/A               N/A

Maxine L. Moreau                40,000(c)            .0290%      $22.8438    1/2/11             $574,648        $1,456,248
                                35,000(c)            0.250%        $9.645     12/11/11          $212,275          $538,125
                                85,000(d)            0.615%      $25.4063      9/17/09               N/A               N/A

--------------------------- -------------- ----------------- ------------- ------------ ----------------- -----------------


(a) The material terms of the options granted are: grant type: non-incentive; exercise price: fair market value on grant date; exercise period: generally exercisable 28% after one year, and 3% per month for the next 24 months thereafter; term of grant, 10 years; termination: except in case of retirement, disability, death or change in control of Broadwing, any unexercisable options are generally cancelled upon termination of employment

(b) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the common shares will appreciate in value from the date of the grant to the end of the option term (ten years from the date of the grant) at annualized rates of 5% and 10% (total appreciation of 62.8% and 159.3%) resulting in values of approximately $37.21 and $59.25 for all options expiring on January 2, 2011; and $15.71 and $25.02 for all options expiring on December 4, 2011; $42.9621 and $68.410 for all options expiring on May 7, 2011; and $39.745 and $63.2873 for all options expiring on June 1, 2011. They are not intended, however, to forecast possible future appreciation, if any, in the price of the common shares. The total of all stock options granted to employees, including executive officers, during fiscal 2001 was approximately 4.8% of the total number of common shares outstanding as of December 31, 2001. As an alternative to the assumed potential realizable values stated in the above table, the Securities and Exchange Commission rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since stock options granted by Broadwing are not transferable to persons other than family members, there are no objective criteria by which any computation of present value can be verified. Consequently, Broadwing's management does not believe there is a reliable method of computing the present value of such stock options for information statement disclosure purposes.

(c) Options to purchase common shares granted by Broadwing in January 2001 and December 2001, respectively, as the annual grant.

(d) Broadwing granted SARs with the allowable appreciation capped at $8.625 per SAR.

III. AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     There are no outstanding options to purchase Common Shares of the Company. The following table shows aggregate option exercises for Broadwing Common Shares in the last fiscal year by each of the named executive officers and fiscal year-end values of each such officer's unexercised options at December 31, 2001:


----------------------------------- ------------------ ------------- ------------------------- -----------------------
                                                                       NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                      OPTIONS/SARS AT FY-END      OPTIONS/SARS AT
                                     SHARES ACQUIRED      VALUE          (#) EXERCISABLE           FY-END ($) (A)
               NAME                  ON EXERCISE (#)   REALIZED ($)   (E)/UNEXERCISABLE (U)         EXERCISABLE
                                                                                               (E)/UNEXERCISABLE (U)
----------------------------------- ------------------ ------------- ----- ------------------- ----- -----------------

Richard G. Ellenberger                      0               $0       (E)              607,475  (E)                  0
                                                                     (U)            2,572,825  (U)                  0

Kevin W. Mooney                          40,000          $335,298    (E)              139,100  (E)             18,135
                                                                     (U)            1,435,600  (U)                  0

Richard S. Pontin                           0               $0       (E)              146,000  (E)                  0
                                                                     (U)              658,900  (U)                  0

Jeffrey C. Smith                            0               $0       (E)              333,296  (E)                  0
                                                                     (U)              415,400  (U)                  0

Maxine L. Moreau                            0               $0       (E)              147,150  (E)                  0
                                                                     (U)              189,926  (U)                  0

Michael R. Jones                            0               $0       (E)              105,680  (E)                  0
                                                                     (U)                       (U)                  0
                                                                                      295,284

----------------------------------- ------------------ ------------- ----- ------------------- ----- -----------------


(a) On December 31, 2001, the value of a common share on the NYSE (based on the average of the high and low price of the common shares on such date) was $9.285 per share.

IV.  LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     None granted.

EXECUTIVE DEFERRED COMPENSATION PLAN

     The Broadwing Executive Deferred Compensation Plan permits, for any calendar year, each employee of Broadwing and any subsidiary of Broadwing whose base pay and targeted bonus for the immediately preceding calendar year was at least $150,000 (a "key employee") to defer receipt of up to 75% of his or her base salary, up to 100% of his or her cash bonuses (including annual incentive awards and cash awards under the Long Term Incentive Plan) and up to 100% of any Broadwing Common Share awards (not including awards of stock options or restricted stock) provided him or her under the Long Term Incentive Plan. In addition, any key employee who has received a restricted stock award under the Long Term Incentive Plan may generally elect to surrender any of the restricted shares of such award as long as such surrender is at least six months prior to the date on which the restrictions applicable to such shares would otherwise have lapsed. For all key employees who participate in the Broadwing Executive Deferred Compensation Plan, there is also a Broadwing "match" on the amount of base salary and cash bonuses deferred under the plan for any calendar year. In general, to the extent a participating key employee's base salary and cash bonuses for the applicable year do not exceed a certain annual compensation limit prescribed by the Code for tax-qualified plans (which limit is $170,000 for 2001 and $200,000 for 2002), the match is 4% of the base salary and cash bonuses deferred by the employee under the plan. To the extent a participating key employee's base salary and cash bonuses for the applicable year exceed the appropriate annual compensation limit, the match is generally equal to the lesser of 66 2/3 % of the base salary and cash bonuses deferred by the key employee under the plan or 4% of the key employee's base salary and cash bonuses for the applicable year that are in excess of such annual compensation limit.

     Amounts deferred or surrendered by any participating key employee under the Broadwing Executive Deferred Compensation Plan and any related Broadwing "match" are credited to the account of the participant under the plan and are assumed to be invested in various mutual funds or other investments (including Broadwing Common Shares) as designated by the participant; except that any restricted stock that is surrendered under the plan is generally assumed to be invested in Broadwing Common Shares until at least six months after the date on which the restrictions applicable to such shares would otherwise have lapsed and that any Broadwing Common Share awards that are deferred under the plan are assumed to be invested in Broadwing Common Shares.

     The accounts under the Broadwing Executive Deferred Compensation Plan are not funded, and benefits are paid from the general assets of Broadwing and its subsidiaries.

     Upon the termination of employment of any participant under the Broadwing Executive Deferred Compensation Plan, the amounts then credited to the participant's account are generally distributed, as so elected by the participant, in two to ten annual installments (in cash and/or Broadwing Common Shares); except that any amounts credited to his or her account under the plan that are attributable to his or her surrender of restricted stock (not including amounts that were credited to such account as assumed cash dividends on such stock) are forfeited if the restricted stock would have been forfeited at the time of the participant's termination of employment had such stock not been surrendered under the plan. In addition, as a special rule, in the event of a change in control of Broadwing, all of the amounts then credited under the plan to a participant's account under the plan are generally paid in a lump sum on the day after the change in control.

     The 2001 "match" for Messrs. Pontin and Smith and Ms. Moreau under the Broadwing Executive Deferred Compensation Plan is reflected in the Summary Compensation Table under the "All Other Compensation" column. Messrs. Ellenberger, Mooney and Jones did not participate in the Broadwing Executive Deferred Compensation Plan during 2001.


V.   DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

     All of the named executive officers of the Company participated during 2001 in the Broadwing Pension Plan (the "Management Pension Plan"), which was formerly named the Cincinnati Bell Management Pension Plan and is a tax-qualified defined benefit pension plan. Messrs. Ellenberger and Mooney also participated in a non-tax-qualified pension plan known as the Cincinnati Bell Inc. Pension Program (the "Pension Program").

     The basic benefit formula under the Management Pension Plan is a cash balance formula. Under this formula, each participant has an account to which pension credits are allocated at the end of each year based upon the participant's attained age and plan compensation for the year (with such plan compensation being subject to a maximum legal annual compensation limit, which limit is $170,000 for 2001 and $200,000 for 2002). To the extent that a participant's plan compensation exceeds the Social Security old age retirement taxable wage base, additional pension credits are given for such excess compensation. The following chart shows the annual pension credits which are given at the ages indicated:


-----------------------------------------------------------------------------------------
             ATTAINED AGE                                    PENSION CREDITS
             ------------                                    ---------------
-----------------------------------------------------------------------------------------
Less than 30 years              2.75% of total plan compensation plus 2.75% of excess
                                compensation for 2001

-----------------------------------------------------------------------------------------
 30 but less than 35 years      3.00% of total plan compensation plus 3.00% of excess
                                compensation for 2001

-----------------------------------------------------------------------------------------
 35 but less than 40 years      3.50% of total plan compensation plus 3.50% of excess
                                compensation for 2001

-----------------------------------------------------------------------------------------
 40 but less than 45 years      4.25% of total plan compensation plus 4.25% of excess
                                compensation for 2001

-----------------------------------------------------------------------------------------
 45 but less than 50 years      5.25% of total plan compensation plus 5.25% of excess
                                compensation for each of 2000 and 2001

-----------------------------------------------------------------------------------------
 50 but less than 55 years      6.50% of total plan compensation plus 6.50% of excess
                                compensation for each of 2000 and 2001

-----------------------------------------------------------------------------------------
 55 or more years               8.00% of total plan compensation plus 8.00% of excess
                                compensation for each of 2000 and 2001
-----------------------------------------------------------------------------------------

     A participant's account under the Management Pension Plan is also generally credited with assumed interest for each calendar year at a certain interest rate. Such interest rate is 6.5% per annum for 2002 with respect to a participant while he or she is still employed by Broadwing or a Broadwing subsidiary and 3.5% (or 4% if a participant elects out of a pre-retirement death benefit) for a participant while he or she is not so employed. (In the case of a participant who was a participant in the Management Pension Plan on December 31, 1993 or who has benefits transferred from other plans to the Management Pension Plan, the participant's account also was credited with pension credits equivalent to the participant's accrued benefit on that date or when such benefits are transferred, as the case may be.)

     After retirement or other termination of employment, a participant under the Management Pension Plan is entitled to elect to receive a benefit under the plan in the form of a lump sum payment or as an annuity, generally based on the balance credited to the participant's cash balance account under the plan when the benefit begins to be paid (but also subject to certain transition or special benefit formula rules in certain situations).

     Under the Pension Program, each current active participant's pension at retirement, if paid in the form of a single life annuity, generally will be an amount equal to the difference between 50% of the participant's average monthly compensation (for the 36-month period that occurs during the 60-month period preceding retirement that produces the highest compensation amount) and the sum of the participant's benefits payable under the Management Pension Plan (including for this purpose amounts which are intended to supplement or be in lieu of benefits under the Management Pension Plan) and Social Security benefits. Also, there is a reduction in such pension amount of 2.5% for each year by which the sum of the participant's years of age and years of service at retirement total less than 75, and no benefits are payable if the participant terminates employment (other than by reason of his or her death) prior to attaining age 55 and completing at least 10 years of service credited for the purposes of the plan.

     Estimated single life annuity pension amounts under the Management Pension Plan (plus the Pension Program for Messrs. Ellenberger and Mooney) for each of the named executive officers prior to deduction for social security benefits are as follows: $875,000 for Mr. Ellenberger; $387,500 for Mr. Mooney; $166,280 for Mr. Smith; $159,554 for Ms. Moreau; and $116,472 for Mr. Jones. This assumes annual compensation for all years subsequent to 2002 will be the same as their targeted compensation for 2002, and further assuming continuation of employment and retirement at age 65. Annual pension amounts may be reduced if the named executive retires prior to age 65.

401(K) PLAN

     Broadwing's 401(k) Plan (the "401(k) Plan") is a tax-qualified retirement plan. During 2001, in general, all employees of the Company who had attained age 20 1/2 were eligible to participate in the Broadwing 401(k) Plan. Participants were able to make pre-tax contributions to the 401(k) Plan in an amount not to exceed $10,500 for 2001.

EFFECT OF CHANGE IN CONTROL ON CERTAIN EXECUTIVE COMPENSATION PLANS

     Under the Long Term Incentive Plan, in the event of a change in control, all outstanding stock options will become immediately exercisable, all restrictions applicable to restricted stock awards will lapse and a pro rata portion of all accrued incentive awards will be paid in cash. Under the Executive Deferred Compensation Plan, the present value of all deferred amounts will be paid in cash in the event of a change in control. The present values of all accrued unfunded benefits under the Management Pension Plan and the Pension Program will be funded within five days after a change in control.

VI. EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Employment Agreement with Mr. Jones

     Effective October 11, 2000, the Company entered into an employment agreement with Mr. Jones which provides for the employment and retention of Mr. Jones for a one-year term commencing on October 11, 2000. The employment agreement provides for a minimum base salary of $220,000 per year; a minimum bonus target of $80,000 per year; a grant of options to purchase 100,000 common shares with three year vesting plus an amount to be determined each year for subsequent years.

     The employment agreement provides that, if Mr. Jones' employment is terminated by Employee within one year following a change in control of the Company, Mr. Jones will receive a lump sum payment equal to one times his annual base salary and bonus target on the date of termination, plus certain continued medical, dental, vision and life insurance benefits.

     Employment Agreement with Ms. Moreau

     Effective January 1, 2000, the Company entered into an employment agreement with Ms. Moreau containing substantially similar terms to those contained in Mr. Jones' Employment Agreement except that it provides for a minimum base salary of $200,000 per year; a minimum bonus target of $100,000 per year; and a grant of options to purchase 100,000 common shares, plus an amount to be determined each year for subsequent years.

PERFORMANCE GRAPH

     The Performance Graph is not relevant since the Company has not had a class of common stock registered under Section 12 of the Securities Exchange Act of 1934 since 1999.

OTHER MATTERS

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 2001 and ending December 31, 2001, all such persons complied on a timely basis with any filings required under the filing requirements of Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From time to time the Company engages in transactions with its parent company, Broadwing, and/or Broadwing's other subsidiaries. In particular, these entities perform certain oversight and management functions for the Company, including but not limited to general management, payroll processing, cash management, and benefit plan management. In addition, certain of the executive officers of the Company are compensated directly by Broadwing. The Company also engages in commercial transactions with Broadwing subsidiaries in which these entities sell to third parties services provided by the Company. The Company is also a party to an intercompany note obligation between itself and Broadwing for money borrowed from Broadwing. Any of these transactions either individually or in the aggregate may or do exceed $60,000 in value per annum. All of these transactions are performed under terms and conditions (including compensation) that are equivalent to or better than those that the Company could obtain on an arms-length basis from unaffiliated third parties.

FINANCIAL STATEMENTS AVAILABLE

     The 2001 Form 10-K of the Company to shareholders includes the financial statements for the Company and its subsidiaries. If you would like a copy of the Company's 2001 Form 10-K as filed with the Securities and Exchange Commission, please write to Jeffrey C. Smith, Secretary, Broadwing Communications Inc., 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201, and the Company will send you one free of charge.

                                     By Order of the Board of Directors



                                     Jeffrey C. Smith
                                     Secretary

April 30, 2002